UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2013

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite 2400 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 1, 2013, TC PipeLines Intermediate Limited Partnership, a wholly-owned subsidiary of TC PipeLines, LP (the “Partnership”), completed the acquisition of an additional 45% membership interest in Gas Transmission Northwest LLC (the “GTN Interest”) and an additional 45% membership interest in Bison Pipeline LLC (the “Bison Interest”) for a total transaction value of $1.07 billion, subject to certain post-closing adjustments (the “Acquisition”).  The Acquisition was made pursuant to a Purchase and Sale Agreement dated as of May 15, 2013 between TransCanada American Investments Ltd. and TC PipeLines Intermediate Limited Partnership (the “GTN Purchase Agreement”), and a Purchase and Sale Agreement dated as of May 15, 2013 between TC Continental Pipeline Holdings Inc. and TC PipeLines Intermediate Limited Partnership (the “Bison Purchase Agreement” and together with the GTN Purchase Agreement, the “Purchase Agreements”).

TransCanada American Investments Ltd. and TC Continental Pipeline Holdings Inc. are indirect subsidiaries of TransCanada Corporation (“TransCanada”), which is the ultimate parent company of TC PipeLines GP, Inc., the general partner (“General Partner”) of the Partnership. Subsequent to the Acquisition, the Partnership now owns 70% of each of Gas Transmission Northwest LLC (“GTN”) and Bison Pipeline LLC.

The purchase price for the GTN Interest was $763 million less $146 million, which reflects 45% of GTN’s outstanding debt.  In the event that Portland General Electric Company (“PGE”) executes a firm transportation service agreement by December 31, 2014 containing agreed terms and relating to transportation from GTN’s mainline to PGE’s proposed Carty Generating Station, TC PipeLines Intermediate Limited Partnership will pay an additional $25 million to TransCanada American Investments Ltd.  The purchase price for the Bison Interest was $304 million.  The purchase prices were negotiated between the Partnership and the sellers. The Conflicts Committee of the Board of Directors of the General Partner, composed entirely of independent directors, unanimously recommended approval of the Acquisition to the Board of Directors.  The Conflicts Committee retained legal, market and financial advisors to assist it in evaluating and negotiating the Acquisition.  The Board of Directors of the General Partner unanimously approved the terms of the Acquisition.

The Partnership funded the Acquisition with net proceeds of approximately $381 million from its equity offering and a capital contribution from the General Partner, a new five year $500 million term loan from the Partnership’s syndicate of lenders, $146 million of existing debt at GTN and the balance drawn from its credit facility and cash on hand.

The foregoing descriptions of the Purchase Agreements are qualified in their entirety by reference to the Purchase Agreements, copies of which were filed as Exhibits 2.1 and 2.2 to the Partnership’s Form 8-K filed May 15, 2013, and are incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On July 2, 2013, the Partnership issued a press release announcing the closing of the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(a)        Financial Statements of Businesses Acquired.

The audited financial statements of GTN as of and for the fiscal years ended December 31, 2012 and 2011 and unaudited financial statements for the quarters ended March 31, 2013 and 2012 were previously filed as Exhibits 99.1 and 99.2 to the Partnership’s Form 8-K filed May 15, 2013, and are incorporated herein by reference.

The audited financial statements of Bison as of and for the fiscal years ended December 31, 2012 and 2011 and unaudited financial statements for the quarters ended March 31, 2013 and 2012 were previously filed as Exhibits 99.3 and 99.4 to the Partnership’s Form 8-K filed May 15, 2013, and incorporated herein by reference.

(b)        Pro Forma Financial Information.

The unaudited pro forma consolidated income statement of the Partnership for the years ended December 31, 2012, 2011, and 2010 and the quarter ended March 31, 2013 and the unaudited pro forma consolidated balance sheet as at March 31, 2013, which were developed by applying pro forma adjustments to the consolidated financial statements of the Partnership included in its Form 10-K for the year ended December 31, 2012 and its Form 10-Q for the three months ended March 31, 2013, were previously filed as Exhibit 99.5 to the Partnership’s Form 8-K filed May 15, 2013, and are incorporated herein by reference.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release dated July 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Annie C. Belecki Annie C. Belecki Secretary

Dated:  July 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 2, 2013.